UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 31, 2012, OCZ Technology Group, Inc. (the “Company”) issued a press release (the “Press Release) reporting that as part of the Company’s transformation, it has taken initial steps to make its business more efficient and profitable, including streamlining its product offerings to focus on the mainstream and higher-end consumer products, as well as the enterprise and OEM solutions.

On October 25, 2012 the Company began notifying employees whose employment will be terminated as a result of a proposed restructuring plan (the “plan”) to reduce operating expenses. The plan involves a workforce reduction of approximately 28% of its global workforce, excluding production personnel, which have been reduced by approximately 32% including outside contractors. The plan includes one-time severance and/or termination benefits and other disposal and restructuring charges. The Company will continue to take actions aimed at improving operational and cost efficiencies going forward and expects that the plan will be substantially complete by the end of fiscal 2013 which ends on February 28, 2013.

The Company currently estimates that it will incur restructuring charges of approximately $1.5 million, substantially all of which is related to severance and/or costs of continuation of certain employee benefits and will be largely be recognized in the third quarter. Other disposal and restructuring costs expected largely in the third quarter of fiscal 2013 include cash and non-cash charges which the Company is currently unable to make a determination of the total amount or range of amounts expected to be incurred. The company will file one or more amendments to this Form 8K, as necessary, after the Company determines a range of estimates.

The Company believes that the restructuring actions will result in an annual cost savings, primarily in operating expenses, of approximately $20 Million.

A copy of the release is attached hereto as Exhibit 99.1.

Cautionary Statement on Forward-Looking Statements

Certain statements in this Form 8-K regarding the Company’s business transition are forward-looking, and the actual results or timing of that transition could vary from our current expectations, depending on a variety of factors and uncertainties, including, but not limited to, realizing the anticipated benefits from OCZ’s streamlining and efficiency initiatives; improving operational and cost efficiencies going forward; market acceptance of OCZ’s products, OCZ’s ability to continually develop enhanced products and estimated cost savings. For further information on other risks and uncertainties, please refer to “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 14, 2012, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 31, 2012	OCZ TECHNOLOGY GROUP, INC.

	By:	/s/ Arthur F, Knapp, Jr.
Arthur F. Knapp, Jr. Chief Financial Officer